EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                FOR FURTHER INFORMATION
October 15, 2008                                     Brendan J. McGill
                                                     Senior Vice President & CFO
                                                     (215-256-8828)

SUMMARY: Harleysville Savings Financial Corporation announces record earnings for the fourth quarter September 30, 2008 and the declaration of regular cash dividend.

         Harleysville, PA., October 15, 2008 - Harleysville Savings Financial Corporation (NASDAQ:HARL) reported today that the Company's board of directors declared a regular quarterly cash dividend of $.18 per share on the Company's common stock which represents a 5.89% increase from the prior year. This is the 85th consecutive quarter that the Company has paid a cash dividend to its stockholders. The cash dividend will be payable on November 19, 2008 to stockholders of record on November 5, 2008.

         Net income for the fourth quarter of fiscal year 2008 amounted to $1,508,000 or $.42 per diluted share compared to $771,000 or $.21 per diluted share for the fourth quarter of fiscal year 2007.

         Net income for the twelve months ended September 30, 2008 amounted to $4,379,000 or $1.20 per diluted share compared to $3,246,000 or $0.83 per diluted share for the twelve-month period ended September 30, 2007.

         Ron Geib, President and Chief Executive Officer of the Company, stated "The financial services industry is currently making headlines revealing significant weaknesses within many companies. Along with numerous community banks throughout our nation, Harleysville Savings did not participate in sub-prime lending or purchase unsound investments. We continue our commitment to maintaining prudent underwriting standards, investing in high credit quality assets, controlling our operating expenses, and practicing sound capital management.

         As we continue to operate in unprecedented and historic times, we will continue these fundamental business practices while focusing on meeting the financial needs of the communities we serve. We are optimistic about the coming year as we see market opportunity from some of the larger banks pulling back, allowing us the opportunity to establish new relationships.

         I am proud of the combined efforts of our professional team, who continue to work hard to reward our stockholders, and to report record 4th quarter earnings in light of our current economic times."

         The Company's assets totaled $825.7 million compared to $773.5 million a year ago. Stockholders' book value increased to $13.23 per share from $12.65 a year ago.

         Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank, headquartered in Harleysville, PA. Harleysville is located in Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

         This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic; competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

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Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of September 30, 2008
(Dollars in thousands except per share data)
                                                      ----------------------------   ---------------------------
                                                          Twelve Months Ended:          Three Months Ended:
                                                      ----------------------------   ---------------------------
Selected Consolidated Earnings Data                     30-Sep-08       30-Sep-07      30-Sep-08      30-Sep-07
--------------------------------------------------    ------------    ------------   ------------   ------------
Total interest income                                 $     43,076    $     40,289   $     11,041   $     10,442
Total interest expense                                      29,016          28,806          6,810          7,572
                                                      ------------    ------------   ------------   ------------

Net Interest Income                                         14,060          11,483          4,231          2,870
Provision for loan losses                                       85              --             45             --
                                                      ------------    ------------   ------------   ------------
Net Interest Income after Provision for Loan Losses         13,975          11,483          4,186          2,870
                                                      ------------    ------------   ------------   ------------

(Loss) gain on sales of investments                           (179)            160             69             --
Other income                                                 1,909           1,730            494            477
Total other expenses                                        10,094           9,216          2,729          2,326
                                                      ------------    ------------   ------------   ------------

Income before Income Taxes                                   5,611           4,157          2,020          1,021
Income tax expense                                           1,232             911            512            250
                                                      ------------    ------------   ------------   ------------

Net Income                                            $      4,379    $      3,246   $      1,508   $        771
                                                      ============    ============   ============   ============

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Per Common Share Data
--------------------------------------------------
Basic earnings                                        $       1.20   $       0.85   $       0.42   $       0.21
Diluted earnings                                      $       1.20   $       0.83   $       0.42   $       0.21
Dividends                                             $       0.69   $       0.68   $       0.18   $       0.17
Book value                                            $      13.23   $      12.65   $      13.23   $      12.65
Shares outstanding                                       3,567,934      3,717,515      3,567,934      3,717,515
Average shares outstanding - basic                       3,643,363      3,834,518      3,566,230      3,761,080
Average shares outstanding - diluted                     3,663,469      3,896,317      3,586,142      3,784,303

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                                                      ----------------------------    ----------------------------
                                                           Twelve Months Ended:           Three Months Ended:
                                                      ----------------------------    ----------------------------
Other Selected Consolidated Data                        30-Sep-08       30-Sep-07       30-Sep-08       30-Sep-07
--------------------------------------------------    ------------    ------------    ------------    ------------
Return on average assets                                      0.54%           0.42%           0.73%           0.40%
Return on average equity                                      9.42%           6.71%          12.99%           6.47%
                                                      ------------    ------------    ------------    ------------
Interest rate spread                                          1.59%           1.32%           1.89%           1.25%
Net yield on interest earning assets                          1.82%           1.56%           2.09%           1.51%
Operating expenses to average assets                          1.25%           1.21%           1.32%           1.20%
Efficiency ratio                                             63.85%          69.76%          57.76%          69.49%
Ratio of non-performing loans to total
  assets at end of period                                     0.15%           0.00%           0.15%           0.00%
Loan loss reserve to total loans, net                         0.42%           0.46%           0.42%           0.46%

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                                                      ------------   ---------------------------------------------------------
                                                        Sept 30,       June 30,        Mar 31,       Dec 31,        Sept 30,
Selected Consolidated Financial Data                      2008          2008(1)        2008 (1)      2007 (1)         2007
--------------------------------------------------    ------------   ------------   ------------   ------------   ------------
Total assets                                          $    825,675   $    824,655   $    811,854   $    791,888   $    773,544
Consumer Loans receivable - net                            432,451        425,139        415,019        410,220        403,738
Commercial Loans                                            44,407         30,993         25,318         18,696         15,314
Loan loss reserve                                            1,988          1,960          1,925          1,924          1,933
Cash & investment securities                                89,483         99,338        105,769        125,729        118,920
Mortgage-backed securities                                 214,691        224,917        223,579        195,735        193,660
FHLB stock                                                  16,574         15,152         14,096         13,999         14,140
Deposits                                                   425,513        440,921        450,516        440,500        424,035
Borrowings                                                 347,846        329,154        309,285        298,711        298,609
Total stockholders' equity                                  47,209         46,004         45,397         47,239         47,041

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